Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-35744 of Westinghouse Air Brake Technologies Corporation, on Form S-8 of our report dated June 24, 2009 in this Annual Report on Form 11-K of Wabtec Savings Plan for the year ended December 31, 2008.

/s/ Freed Maxick & Battaglia, CPAs, PC

Buffalo, NY

June 24, 2009